Exhibit 10.6

TRADEMARK LICENSE AGREEMENT

TRADEMARK LICENSE AGREEMENT (the “Agreement”), effective as of the 6th day of September, 2012 (this “Effective Date”), by and between Oak Circle Capital Partners LLC, a Delaware limited liability company (“Licensor”) and Five Oaks Investment Corp., a Maryland corporation (“Licensee”).

WHEREAS, Licensor is the owner of all right, title and interest in and to the Mark listed on Schedule A (the “Mark”); and

WHEREAS, Licensee is desirous of using the Mark in connection with its businesses.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

1.                                      GRANT OF LICENSE

Licensor grants to Licensee a non-exclusive, royalty-free, non-assignable, worldwide license (the “License”), to use the Mark in any media now known or hereinafter invented in connection with its business and with the goods and services associated with Licensee’s business as follows:

Licensing, trading, settlement, marketing and sale of investment products, including, but not limited to, mortgage real estate investment trusts, of any and all kinds and types; investment management, consultation and advisory services; mutual fund investment services; financial and investment portfolio management services; financial and investment research services; and providing on-line information, technical assistance and consultation with respect thereto:

and Licensee accepts the License subject to the terms and conditions set forth herein.

2.                                      OWNERSHIP OF LICENSED PROPERTY

Licensee acknowledges the ownership of the Mark in Licensor, agrees that it will do nothing inconsistent with such ownership and that all uses of the Mark by Licensee shall inure to the benefit of and be on behalf of Licensor, and agrees to assist Licensor in recording this Agreement with appropriate government authorities where necessary.  Licensee agrees that nothing in this License shall give Licensee any right, title or interest in the Mark other than the right to use the Mark in accordance with this Agreement.  Licensee agrees that it will not attack the title of Licensor to the Mark or otherwise contest the validity of this License.  Subject to the terms hereof, Licensee may seek to register the Mark anywhere in the world without the prior consent of Licensor, but on the termination hereof, Licensee shall irrevocably assign, transfer and convey all such rights, titles and interest therein to Licensor.

3.                                      QUALITY STANDARDS

Licensee agrees that the nature and quality of:  all services rendered by Licensee in connection with the Mark; all goods sold or offered by Licensee under the Mark; and all related advertising, promotional and other related uses of the Mark by Licensee shall conform to the standards set by and be under the control of Licensor.

4.                                      QUALITY MAINTENANCE; COSTS

Licensee agrees to cooperate with Licensor in facilitating Licensor’s control of such nature and quality, to permit reasonable inspection of Licensee’s operations, and to supply Licensor with samples of all uses of the Mark upon request.  All reasonable costs and fees relating to the administration of this Agreement and incurred during the Term (as hereinafter defined) of this Agreement shall be borne by the Licensee.

5.                                      FORM OF USE

Licensee agrees to use the Mark only in the form, manner, and image quality and with appropriate legends as prescribed from time to time by Licensor.

6.                                      INFRINGEMENT PROCEEDINGS AGAINST THIRD PARTIES

Licensee agrees to notify Licensor of any unauthorized use of the Mark by others promptly as it comes to Licensee’s attention.  Licensee shall have the right and discretion to bring infringement or unfair competition actions or any other proceedings involving the Mark, provided it consults with Licensor.

7.                                      TERM

This Agreement shall continue in full force and effect from the Effective Date through and including December 31, 2050, unless sooner terminated as provided for herein (the “Term”).

8.                                      TERMINATION FOR CAUSE

Licensor shall have the right to terminate this Agreement upon notice to Licensee upon any material breach of any of the provisions hereof by Licensee that is not cured within ninety (90) days of notification thereof.

9.                                      EFFECT OF TERMINATION

Upon termination of this Agreement, Licensee agrees to immediately discontinue all uses of the Mark and any mark confusingly similar thereto, to cooperate with Licensor or its appointed agent to apply to the appropriate authorities to cancel recording of this Agreement from all government records and to destroy all printed materials bearing the Mark.  All rights in the Mark and the goodwill connected therewith shall remain the property of Licensor.

10.                               INTERPRETATION OF AGREEMENT

It is agreed that this Agreement may be interpreted according to the laws of the State of New York, United States of America, exclusive of its conflict of laws provisions, except for those giving effect to this choice of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

OAK CIRCLE CAPITAL PARTNERS LLC			FIVE OAKS INVESTMENT CORP.

By:	/s/ David Oston		By:	/s/ David Oston
	Name:	David Oston		Name:	David Oston
	Title:	Chief Financial Officer		Title:	Chief Financial Officer

Schedule A to Trademark License Agreement